Exhibit 10.1

SETTLEMENT AGREEMENT, RELEASE AND COVENANT NOT TO SUE

This Settlement Agreement, Release and Covenant Not to Sue (“Agreement”) is entered into as of May 17, 2005 (“the Effective Date”) by and between Fargo Electronics, Inc. (“Fargo”), a Minnesota corporation; Toppan Printing Co., Ltd. (“Toppan”), a Japanese corporation; Viisage Technology, Inc., a Delaware corporation; and Trans Digital Technologies Corporation, a Delaware corporation (Viisage Technology, Inc. and Trans Digital Technologies Corporation are collectively referred to herein as “Viisage”).  Fargo, Toppan, and Viisage are each a “Party” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, by complaint filed on July 19, 2004, Fargo brought an action against Toppan and Trans Digital Technologies Corporation (“TDT”) in the United States District Court for the Eastern District of Virginia, Fargo Electronics, Inc. v. Toppan Printing Co., Ltd., et al., Civil Action No. 1:04 CV 836 (E.D. Va.) (“the Action”);

WHEREAS, in the Action Fargo alleged that Toppan and TDT have infringed, or induced others to infringe, certain United States patents owned by Fargo by manufacturing, selling, offering for sale, using in the United States, or importing into the United States, indirect transfer type printers and associated laminators, including the Toppan model CP400 printer and the Toppan model CL40 laminator;

WHEREAS, Toppan and TDT denied Fargo’s claims of infringement and asserted various affirmative defenses; and

WHEREAS, the Parties now wish to resolve all of their disputes and to establish mutually beneficial business relations without further litigation or disagreement.

N O W, T H E R E F O R E, in consideration for the mutual covenants and conditions set forth below, the Parties agree as follows.

DEFINITIONS

CP400 Printer means the indirect transfer type printer sold by Toppan under the model name “CP400” and any modified, improved or replacement printer that Toppan authorizes Fargo to distribute pursuant to the terms of the Distribution Agreement entered into by Fargo and Toppan pursuant to the terms of this Agreement.

CL40 Laminator means the laminator sold by Toppan under the model name “CL40” and any modified, improved or replacement laminator that Toppan authorizes Fargo to distribute pursuant to the terms of the Distribution Agreement entered into by Fargo and Toppan pursuant to the terms of this Agreement.

Fargo Patents means United States patents no. 6,261,012; 5,941,522; 5,807,461; and 6,022,429; any divisions, continuations, continuations-in-part or reissues of such patents, any foreign counterparts of such patents and any other United States or foreign patents issued based on applications (i) filed within one year after the Effective date and (ii) claiming any structure embodied in, or method of operation of, the CP400 Printer and/or the CL40 Laminator or any other printer or laminator for which Toppan hereafter offers to appoint Fargo as a distributor.

Toppan Patents means United States patents no. 5,344,808; 5,064,807; 5,019,452; and any patent that matures from European Application EP 1 306 228 A2; any divisions, continuations, continuations-in-part or reissues of such patents, any foreign counterparts of such patents and any other United States or foreign patents issued based on applications (i) filed within one year after the Effective date and (ii) claiming any structure embodied in, or method of operation of, the CP400 Printer and/or the CL40 Laminator or any other printer or laminator for which Toppan hereafter offers to appoint Fargo as a distributor.

SETTLEMENT TERMS

1.                                       Contemporaneously with the execution of this Agreement, Toppan and Fargo shall enter into a Distribution Agreement.

2.                                       Contemporaneously with the execution of this Agreement, Fargo and Viisage shall enter into a Distribution Agreement.

3.                                       Within fourteen (14) days following the Effective Date, Toppan shall pay to Fargo the sum of Four Hundred Thousand United States Dollars ($400,000).  The payment required to be made pursuant to the preceding sentence shall be made by wire transfer as follows:

LaSalle Bank

Account # 5800328006

Routing # 071000505

Swift ID:  LASLUS44

4.                                       Within seven (7) days following the receipt of the payment referred to in paragraph 3 above, Fargo shall cause its counsel to file a signed Stipulation of Dismissal with Prejudice under Fed. R. Civ. P. 41, dismissing the Action with prejudice, in the form attached as Exhibit A.  Each Party shall bear its own attorneys’ fees and costs in connection with the Action.

RELEASES AND COVENANT NOT TO SUE BY FARGO

5.                                       Upon the Effective Date of this Agreement, and except as to the obligations expressly set forth in this Agreement and the Distribution Agreements executed contemporaneously herewith, including their attachments, Fargo, for itself and for its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, representatives, parents, shareholders, subsidiaries, affiliates, and attorneys, hereby fully and forever releases and discharges Toppan, Viisage, Global Enterprise Technologies Group, Nidec

Copal Corporation, the United States of America (including its agencies and departments), and each of their present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, representatives, parents, shareholders, subsidiaries, affiliates, customers (direct and indirect, but with respect to Toppan products only) and attorneys (the “Released Toppan Parties”), from any and all damages, suits, claims, debts, demands, assessments, obligations, liabilities, attorneys’ fees, costs, expenses, rights of action and causes of action, of any kind or character whatsoever, whether known or unknown, suspected or unsuspected, that Fargo may have or may have had against any of the Released Toppan Parties, arising out of or related to the Action, the CP400 Printer, the CL40 Laminator or the Fargo Patents (“Released Fargo Claims”).

6.                                       Fargo expressly acknowledges and agrees that this Agreement fully and finally releases and fully resolves the Released Fargo Claims, including those that are unknown.  Accordingly, Fargo expressly waives all of its rights under California Civil Code § 1542, which provides that

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Fargo also expressly waives all rights under any other statutes, legal decisions or common law principles of similar effect.

7.                                       Fargo, for itself and for its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, representatives, parents, shareholders, subsidiaries, affiliates, and attorneys, hereby covenants that it will not, from and after the Effective Date of this Agreement, bring or suffer to be brought any complaint or legal action whatsoever, relating to any Toppan product, in the United States or any other place in the world, against any of the Released Toppan Parties for infringement of any of the Fargo Patents, and will not assert in any forum or action that any Toppan product, including the CP400 Printer or the CL40 Laminator, or their manufacture, use, sale, offer for sale or importation, infringes any of the Fargo Patents.

RELEASES AND COVENANT NOT TO SUE BY TOPPAN

8.                                       Upon the Effective Date of this Agreement, and except as to the obligations expressly set forth in this Agreement and the Distribution Agreement executed contemporaneously herewith, including their attachments, Toppan, for itself and for its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, licensees, representatives, parents, shareholders, subsidiaries, affiliates, and attorneys, hereby fully and forever releases and discharges Fargo and each of its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, representatives, parents, shareholders, subsidiaries, affiliates, customers (direct and indirect, but with respect to Fargo products only) and attorneys (the “Released Fargo Parties”), from any and all damages, suits, claims, debts, demands, assessments, obligations, liabilities, attorneys’ fees, costs, expenses, rights of action and causes of action, of any kind or character whatsoever, whether known or unknown , suspected or unsuspected, that Toppan may have or may have had against the Released Fargo Parties arising out of or related to the Action or the Toppan Patents (“Released Toppan Claims”).

9.                                       Toppan expressly acknowledges and agrees that this Agreement fully and finally releases and fully resolves the Released Toppan Claims, including those that are unknown.  Accordingly, Toppan expressly waives all of its rights under California Civil Code § 1542, which provides that

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Toppan also expressly waives all rights under any other statutes, legal decisions or common law principles of similar effect.

10.                                 Toppan, for itself and for its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, licensees, representatives, parents, shareholders, subsidiaries, affiliates, and attorneys, hereby covenants that it will not, from and after the Effective Date of this Agreement, bring or suffer to be brought any complaint or legal action whatsoever, relating to any Fargo product, in the United States or any other place in the world, against the Released Fargo Parties for infringement of any of the Toppan Patents, and will not assert in any forum or action that any Fargo product, or its manufacture, use, sale, offer for sale or importation, infringes any of the Toppan Patents.

RELEASES AND COVENANT NOT TO SUE BY VIISAGE

11.                                 Upon the Effective Date of this Agreement, and except as to the obligations expressly set forth in this Agreement and the Distribution Agreement executed contemporaneously herewith, including their attachments, Viisage, for itself and for its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, licensees, representatives, parents, shareholders, subsidiaries, affiliates, and attorneys, hereby fully and forever releases and discharges Fargo and each of its present and former officers, directors, managers, employees, agents, predecessors, successors, assigns, representatives, parents, shareholders, subsidiaries, affiliates, customers (direct and indirect) and attorneys, from any and all damages, suits, claims, debts, demands, assessments, obligations, liabilities, attorneys’ fees, costs, expenses, rights of action and causes of action, of any kind or character whatsoever, whether known or unknown , suspected or unsuspected, that Viisage may have or may have had against Fargo arising out of or related to the Action or the Toppan Patents (“Released Viisage Claims”).

12.                                 Viisage expressly acknowledges and agrees that this Agreement fully and finally releases and fully resolves the Released Viisage Claims, including those that are unknown.  Accordingly, Viisage expressly waives all of its rights under California Civil Code § 1542, which provides that

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Viisage also expressly waives all rights under any other statutes, legal decisions or common law principles of similar effect.

REPRESENTATIONS AND WARRANTIES

13.                                 The Parties warrant and represent that in executing this Agreement, they do so with full knowledge of any and all rights that they may have with respect to the matters set forth and claims released herein, and that they are each entering into this Agreement of their own free will.  The Parties, or their authorized representatives, have each carefully read this Agreement and know and fully understand its contents and significance.  The Parties acknowledge that they have each been represented, or have the opportunity to be represented, by independent counsel in the negotiation and preparation of this Agreement, and that each Party enters into this Agreement freely, without coercion, based upon each Party’s own judgment and not in reliance on any other representations or promises.

NO ADMISSION OF LIABILITY

14.                                 This Agreement constitutes a settlement of disputed claims.  This Agreement shall not be construed at any time or for any purpose as an admission of liability by any Party.

ENTIRE AGREEMENT

15.                                 This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes and replaces any and all contemporaneous or prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  Each Party expressly acknowledges that, in making this Agreement, it has not relied upon any statement or representation made by another that is not set forth herein.

BINDING EFFECT

16.                                 This Agreement shall bind and inure to the benefit of each Party’s principals, agents, representatives, employees, officers, directors, shareholders, partners, parents, subsidiaries, affiliated entities, attorneys, insurers and reinsurers; all persons acting through, under the authority of or in concert with them; and their respective successors, assigns, and representatives.

SEVERABILITY

17.                                 Should any provision of this Agreement be determined invalid or unenforceable, the Court may sever such provision or modify it to be consistent with the objectives of the Parties as reflected in this Agreement.

NON-WAIVER

18.                                 A waiver of any term or condition of this Agreement will not be deemed to be, and may not be construed as, a waiver of any other term or condition hereof.

REASONABLE INTERPRETATION

19.                                 Each of the Parties acknowledges that this Agreement has been negotiated at arm’s length among persons knowledgeable in the matters herein.  Accordingly, any rule of law—including without limitation California Civil Code § 1654, or any other statutes, legal decisions, or common law principles of similar effect—that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and hereby is expressly waived.  This Agreement and its provisions shall be interpreted in a reasonable manner to effect the Parties’ intentions.

GOVERNING LAW; VENUE

20.                                 The validity of this Agreement, and any of its terms or provisions, as well as the rights and duties of the Parties, shall be governed by the laws of the State of California, without regard to that State’s conflict of laws doctrine.  The Parties agree that all disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction and venue of the United States District Court for the Northern District of California if such court has subject matter jurisdiction; if federal subject matter jurisdiction does not exist, then such disputes shall be subject to the exclusive of jurisdiction and venue of the Superior Court of the State of California in and for the County of Santa Clara.  The Parties consent to the jurisdiction of such courts and agree that venue in those courts shall be exclusive.

EXECUTION IN COUNTERPARTS

21.                                 This Agreement may be executed in any number of counterparts and by each Party on separate counterparts, each of which when so executed and delivered to the other shall be deemed an original and all of which taken together shall constitute one and the same instrument.  The Parties may initially exchange counterparts by facsimile transmission, with original counterparts to be exchanged promptly thereafter.

BINDING EFFECT

22.                                 This Agreement shall not be binding on any Party until fully executed by duly authorized representatives of all Parties, but shall be deemed effective as of the Effective Date regardless when executed.

I N   W I T N E S S   H E R E O F, the Parties have executed this Agreement on the dates indicated below.

Dated: May 17, 2005	TOPPAN PRINTING CO., LTD.

	By	/s/ Toshitaka Tokitomo
Toshitaka Tokitomo
Its Director

Dated: May 17, 2005	FARGO ELECTRONICS, INC.

	By	/s/ Gary R. Holland
Gary R. Holland
Its CEO and Chairman of the Board

Dated: May 17, 2005	TRANS DIGITAL TECHNOLOGIES CORPORATION

	By	/s/ Elliot Mark
Elliot Mark
Its Secretary

Dated: May 17, 2005	VIISAGE TECHNOLOGY, INC.

	By	/s/ Elliot Mark
Elliot Mark
Its Senior Vice President and General Counsel

EXHIBIT A

UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF VIRGINIA

)
FARGO ELECTRONICS, INC.,	)
)
Plaintiff,	)
)
v.	) Civil Action No.: 1:04 CV836
)
TOPPAN PRINTING CO., LTD. and TRANS DIGITAL TECHNOLOGIES, CORP.,	)
)
)
Defendants.	)
)

JOINT STIPULATION OF DISMISSAL WITH PREJUDICE

Pursuant to Federal Rule of Civil Procedure 41, the parties, plaintiff Fargo Electronics, Inc., and defendants Toppan Printing Co., Ltd., and Trans Digital Technologies, Corp., by their respective undersigned counsel, hereby stipulate to dismiss this lawsuit WITH PREJUDICE.  Each party shall bear its own attorney’s fees and costs in connection with this lawsuit.

Dated:  May 17, 2005

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Respectfully submitted,	Respectfully submitted,

Jason R. Buratti, Esq. ROBINS, KAPLAN, MILLER & CIRESI L.L.P. 1801 K Street, NW, Suite 1200 Washington, DC 20006 (202) 775-0725	Alan L. Briggs Donnie L. Kidd, Jr. SQUIRE, SANDERS & DEMPSEY L.L.P. 1201 Pennsylvania Avenue, NW, Suite 500 Washington, DC 20004 (202) 626-6600

and	and

David Marder Stephen Herbes Lisa Furnald ROBINS, KAPLAN, MILLER & CIRESI L.L.P. 111 Huntington Ave, Suite 1300 Boston, MA 02199-7610 (617) 267-2300 Counsel for FARGO ELECTRONICS, INC.	Nathan Lane III Anna Lucienne Endter SQUIRE, SANDERS & DEMPSEY L.L.P. One Maritime Plaza, Suite 300 San Francisco, CA 94111 (415) 954-0200 Counsel for TOPPAN PRINTING CO., LTD.

Respectfully submitted,

Roger A. Colaizzi VENABLE LLP 575 7th Street, NW Washington, DC 20004-1601 (202) 344-8051

and

Robert S. Frank, Jr. Eric J. Marandett Mark S. Freeman, Esq. CHOATE, HALL & STEWART Exchange Place 53 State Street Boston, MA 02109 (617) 248-5000

Counsel for TRANS DIGITAL TECHNOLOGIES, CORP.

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